Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On June 21, 2016, The Medicines Company (the “Company”) completed the previously disclosed sale of three cardiovascular products Cleviprex® (clevidipine) injectable emulsion, Kengreal® (cangrelor) and rights to Argatroban for Injection (the “ACC Products”) to Chiesi USA, Inc. (“Chiesi USA”) and its parent company Chiesi Farmaceutici S.p.A. (“Chiesi”) pursuant to the Purchase and Sale Agreement dated May 9, 2016 by and among the Company, Chiesi and Chiesi USA.  At the completion of the sale, the Company received $263.8 million in cash, which includes the value of product inventory, from Chiesi and may receive up to an additional $480.0 million in the aggregate following the achievement of certain specified calendar year net sales milestones with respect to net sales of each of Cleviprex and Kengreal. The Company previously disclosed preliminary unaudited pro forma financial information related to the sale of the ACC Products on June 6, 2016. The unaudited pro forma financial information included herein reflects changes in cash consideration paid to the Company, completion of risk adjusted revenue simulation of the contingent purchase price from sale of business, changes in intangible assets sold, changes in goodwill due to change in consideration paid and changes in estimates in accrued expenses. The sale of the ACC Products has been deemed a significant disposition.

The unaudited pro forma consolidated balance sheet as of March 31, 2016 has been prepared to give effect to the sale of the ACC Products as if it occurred on March 31, 2016. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 have been prepared to give effect to the sale of the ACC Products as if it occurred on January 1, 2015.

The unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 9, 2016 and from the audited consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2016. Consistent with the requirements of Article 11 of Regulation S-X, the pro forma consolidated statement of operations have been presented on a continuing operations basis. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information included herein is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the sale of the ACC Products been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected here in the unaudited pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2016
(in thousands)

	The Medicines Company Historical	ACC Products		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$430,196	$263,807	(a)	$694,003
Accounts receivable, net	42,834	—		42,834
Inventory, net	68,454	(1,495)	(a)	66,959
Prepaid expenses and other current assets	19,337	—		19,337
Total current assets	560,821	262,312		823,133
Fixed assets, net	34,416	—		34,416
Intangible assets, net	629,935	(5,308)	(a)	624,627
Goodwill	289,441	(35,769)		253,672
Restricted cash	1,406	—		1,406
Contingent purchase price from sale of businesses	78,000	65,700	(a) (b)	143,700
Other assets	750	—		750
Total assets	$1,594,769	$286,935		$1,881,704
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,526	$—		$15,526
Accrued expenses	103,109	23,527	(a)	126,636
Current portion of contingent purchase price	29,939	—		29,939
Convertible senior notes	258,800	—		258,800
Deferred revenue	21,869	—		21,869
Total current liabilities	429,243	23,527		452,770
Contingent purchase price	89,673	—		89,673
Deferred tax liabilities	315,080	—		315,080
Convertible senior notes	89,150	—		89,150
Other liabilities	12,530	—		12,530
Total liabilities	935,676	23,527		959,203
Equity component of currently redeemable convertible senior notes	14,167	—		14,167
Stockholders’ equity:
Preferred stock, $1.00 par value per share, 5,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.001 par value per share, 187,500,000 shares authorized; 72,131,960 issued and 69,938,978 outstanding at March 31, 2016	72	—		72
Additional paid-in capital	1,223,024	—		1,223,024
Treasury stock, at cost; 2,192,982 shares at March 31, 2016	(50,000)	—		(50,000)
Accumulated deficit	(522,313)	263,408	(a)	(258,905)
Accumulated other comprehensive loss	(5,377)	—		(5,377)
Total The Medicines Company stockholders' equity	645,406	263,408		908,814
Non-controlling interest in joint venture	(480)	—		(480)
Total stockholders’ equity	644,926	263,408		908,334
Total liabilities and stockholders’ equity	$1,594,769	$286,935		$1,881,704

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016
(in thousands, except per share amounts)

	The Medicines Company Historical	ACC Products		Pro Forma
Net product revenues	$31,375	$(10,207)	(c)	$21,168
Royalty revenues	18,931	—		18,931
Total net revenues	50,306	(10,207)		40,099
Operating expenses:
Cost of product revenue	18,797	(3,412)	(c)	15,385
Research and development	33,491	(794)	(c)	32,697
Selling, general and administrative	79,298	(11,780)	(c)	67,518
Total operating expenses	131,586	(15,986)		115,600
Loss from operations	(81,280)	5,779		(75,501)
Co-promotion and license income	975	(342)	(c)	633
Interest expense	(9,746)	—		(9,746)
Other loss	(262)	—		(262)
Loss from continuing operations before income taxes	(90,313)	5,437		(84,876)
Provision (benefit) for income taxes	(46)	(1,903)	(c)	(1,949)
Net loss from continuing operations	(90,359)	3,534		(86,825)
Net loss attributable to non-controlling interest	16	—		16
Net loss from continuing operations attributable to The Medicines Company	$(90,343)	$3,534		$(86,809)

Loss per common share from continuing operations attributable to The Medicines Company:
Basic	$(1.31)			$(1.25)
Diluted	$(1.31)			$(1.25)

Weighted average number of common shares outstanding:
Basic	69,210			69,210
Diluted	69,210			69,210

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(in thousands, except per share amounts)

	The Medicines Company Historical	ACC Products		Pro Forma
Net product revenues	$255,148	$(28,653)	(c)	$226,495
Royalty revenues	53,859	—		53,859
Total net revenues	309,007	(28,653)		280,354
Operating expenses:
Cost of product revenue	119,931	(13,450)	(c)	106,481
Research and development	123,606	(5,233)	(c)	118,373
Selling, general and administrative	337,943	(13,174)	(c)	324,769
Total operating expenses	581,480	(31,857)		549,623
Loss from operations	(272,473)	3,204		(269,269)
Legal settlement	5,000	—		5,000
Co-promotion and license income	10,132	(3,715)	(c)	6,417
Gain on remeasurement of equity investment	22,741	—		22,741
Gain on sale of investment	19,773	—		19,773
Loss in equity investment	(144)	—		(144)
Interest expense	(37,092)	—		(37,092)
Other income (loss)	400	19	(c)	419
(Loss) income from continuing operations before income taxes	(251,663)	(492)		(252,155)
Benefit (provision) for income taxes	29,743	172	(c)	29,915
Net (loss) income from continuing operations	(221,920)	(320)		(222,240)
Net income attributable to non-controlling interest	(10)	—		(10)
Net (loss) income from continuing operations attributable to The Medicines Company	$(221,930)	$(320)		$(222,250)

(Loss) earnings per common share from continuing operations attributable to The Medicines Company:
Basic	$(3.32)			$(3.33)
Diluted	$(3.32)			$(3.33)
				.
Weighted average number of common shares outstanding:
Basic	66,809			66,809
Diluted	66,809			66,809

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Sale of ACC Products
On June 21, 2016, the Company completed the previously announced sale of its ACC Products pursuant to the Purchase and Sale Agreement between the Company, Chiesi and Chiesi USA. Upon closing, the Company received $263.8 million in cash, which includes the sale of product inventory, and may receive up to an additional $480.0 million in the aggregate following the achievement of certain specified calendar year net sales milestones with respect to net sales of Cleviprex and Kengreal. The Purchase and Sale Agreement contains customary representations, warranties, covenants and indemnities for a transaction of this nature.

Pro Forma Adjustments

(a)
Represents adjustments to reflect the disposition of the assets and liabilities associated with the ACC Products associated with the transaction described above for $263.8 million in cash, including product inventory, and contingent consideration of up to $480.0 million with an estimated fair value of $65.7 million. The net assets to be disposed of include developed product rights with a net book value of $5.3 million, inventory of $1.5 million and goodwill of $35.8 million. The net liabilities to be disposed of include accrued expenses of $23.5 million.

(b)
Represents contingent consideration due to the Company from Chiesi upon achievement of certain sales milestones included in the Purchase and Sale Agreement measured at fair value using a risk adjusted revenue simulation. In this simulation, the chances of achieving many different revenue levels are estimated and then adjusted to reflect the results of similar products and companies in the market to calculate the fair value of each milestone payment.

(c)
Represents adjustments to eliminate the direct operating results of the ACC Products as if the disposition occurred on January 1, 2015. Adjustments to cost of revenue, research and development expenses, selling, general and administrative expenses, co-promotion and license income and other include amounts that are directly related to the ACC Products. Adjustments to the income tax benefit (provision) were based on statutory rates in effect during the periods.